Request ID: 022822787
Demande n°:
Transaction ID: 071108112
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Government Services
Ministère des Services gouvernementaux

Date Report Produced: 2019/03/13
Document produit le:
Time Report Produced: 13:17:45
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

FLORA GROWTH CORP.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002685552

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

MARCH 13 MARS, 2019

Barbara Duckitt

Director/Directeur
Business Corporations Act/Loi sur les sociétés par actions

Request ID / *Demande n°* 22822787

Ontario Corporation Number / *Numéro de la compagnie en Ontario* 2685552

FORM 1 / *FORMULE NUMÉRO 1*

BUSINESS CORPORATIONS ACT / *LOI SUR LES SOCIÉTÉS PAR ACTIONS*

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: / *Dénomination sociale de la compagnie:*

   FLORA GROWTH CORP.

2. The address of the registered office is: / *Adresse du siège social:*

   c/o **DAMIAN LOPEZ**
   65 QUEEN STREET WEST Suite 800

   (Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
   (Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

   TORONTO **ONTARIO**
   CANADA **M5H 2M5**
   (Name of Municipality or Post Office) / *(Nom de la municipalité ou du bureau de poste)*
   (Postal Code/*Code postal)*

3. Number (or minimum and maximum number) of directors is: / *Nombre (ou nombres minimal et maximal) d'administrateurs:*

   Minimum **1** Maximum **10**

4. The first director(s) is/are: / *Premier(s) administrateur(s):*

First name, initials and surname / *Prénom, initiales et nom de famille* Address for service, giving Street & No. or R.R. No., Municipality and Postal Code / *Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal*	Resident Canadian State Yes or No / *Résident Canadien Oui/Non*
* **DAMIAN LOPEZ** **65 QUEEN STREET WEST Suite 800** **TORONTO ONTARIO** **CANADA M5H 2M5**	**YES**

Request ID / *Demande n°* — Ontario Corporation Number / *Numéro de la compagnie en Ontario*

22822787 — 2685552

5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

Request ID / ***Demande n°*** | **Ontario Corporation Number** ***Numéro de la compagnie en Ontario***

22822787 | **2685552**

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions que peut être émise en série:

None.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
22822787	2685552

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

None.

Request ID / *Demande n°* — 22822787

Ontario Corporation Number / *Numéro de la compagnie en Ontario* — 2685552

9. Other provisions, (if any, are):
Autres dispositions, s'il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:
(a) borrow money upon the credit of the Corporation;
(b) issue, re-issue, sell or pledge debt obligations of the Corporation;
(c) subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and
(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.
The board of directors may from time to time delegate to a director, a committee or directors or an officer of the Corporation any or all of the powers conferred on the boards as set out about, to such extent and in such manner as the board shall determine at the time of such delegation.

Request ID / *Demande n°*	Ontario Corporation Number *Numéro de la compagnie en Ontario*
22822787	2685552

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name — *Prénom, initiale et nom de famille ou dénomination sociale*

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*** Damian Lopez**

65 Queen Street West Suite 800

Toronto ONTARIO
CANADA M5H 2M5

Name of Corporation	Ontario Corporation Number
FLORA GROWTH CORP.	**2685552**
	Request ID
	22822787

ADDITIONAL INFORMATION FOR ELECTRONIC INCORPORATION

CONTACT PERSON

First Name: **Damian**
Last Name: **Lopez**

Name of Law Firm: **Valencia Ventures Inc.**

ADDRESS

Street #	Street Name	Suite #
65	**Queen Street West**	

Additional Information: **8th Floor**
City: **Toronto**

Province	Country	Postal Code
ONTARIO	**CANADA**	**M5H 2M5**

TELEPHONE #: **416-861-2267**

NUANS SEARCH DETAILS

Corporate Name Searched on NUANS (1)	NUANS Reservation Reference #
FLORA GROWTH CORP.	**120671420**
	Date of NUANS Report
	2019/03/05

Name of Corporation	Ontario Corporation Number
FLORA GROWTH CORP.	2685552
	Request ID
	22822787

ELECTRONIC INCORPORATION TERMS AND CONDITIONS

The following are the terms and conditions for the electronic filing of Articles of Incorporation under the Ontario *Business Corporations Act* (OBCA) with the Ministry of Government Services.
Agreement to these terms and conditions by at least one of the incorporators listed in article 10 of the Articles of Incorporation is a mandatory requirement for electronic incorporation.

1) The applicant is required to obtain an Ontario biased or weighted NUANS search report for the proposed name. The applicant must provide the NUANS name searched, the NUANS reservation number and the date of the NUANS report. The NUANS report must be kept in electronic or paper format at the corporation's registered office address.

2) All first directors named in the articles must sign a consent in the prescribed form. The original consent must be kept at the corporation's registered office address.

3) A Corporation acquiring a name identical to that of another corporation must indicate that due diligence has been exercised in verifying that the Corporation meets the requirements of Subsection 6(1) of Regulation 62 made under the OBCA. Otherwise, the Corporation is required to obtain a legal opinion on legal letterhead signed by a lawyer qualified to practise in Ontario that clearly indicates that the corporations involved comply with Subsection 6(2) of that Regulation by referring to each clause specifically. The original of this legal opinion must be kept at the Corporation's registered office address. The applicant must complete the electronic version of this legal opinion provided by one of the Service Providers under contract with the Ministry.

4) The date of the Certificate of Incorporation will be the date the articles are updated to the ONBIS electronic public record database. Articles submitted electronically outside MGS, ONBIS access hours, will receive an endorsement date effective the next business day when the system resumes operation, if the submitted Articles of Incorporation meet all requirements for electronic incorporation. Articles of Incorporation submitted during system difficulties will receive an endorsement date effective the date the articles are updated to the ONBIS system.

5) The electronic Articles of Incorporation must be in the format approved by the Ministry and submitted through one of the Service Providers under contract with the Ministry.

6) Upon receipt of the Certificate of Incorporation issued by the ONBIS system, a duplicate copy of the Articles of Incorporation with the Ontario Corporation Number and the Certificate of Incorporation must be kept in paper or electronic format. The Ministry will print and microfilm copies of the Certificate of Incorporation, the Articles of Incorporation and any other documentation submitted electronically. These will be considered the true original filed copies.

7) The sole responsibility for correctness and completeness of the Articles of Incorporation, and for compliance with the OBCA and all regulations made under it, lies with the incorporator(s) and/or their legal advisor(s), if any.

The incorporator(s) have read the above Terms and Conditions and they understand and agree to them.

I am an incorporator or I am duly authorized to represent and bind the incorporator(s).

First Name	Last Name
Damian	Lopez